Exhibit 32.1
CERTIFICATION OF CHEIF EXECUTIVE OFFICER PURSUANT TO 18
UNITED STATES CODE §1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)
In connection with the Quarterly Report of Novavax, Inc. (the “Company”) on Form 10-Q for the fiscal period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley C. Erck, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by this Report.

Date:	May 10, 2021	By:	/s/ Stanley C. Erck
Stanley C. Erck President and Chief Executive Officer
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.